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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


  We consent to the incorporation by reference in this Registration Statement of Flycast Communications Corporation on Form S-8 of our report dated February 3, 1999 (March 30, 1999 as to the last paragraph of Note 8), appearing in the Registration Statement on Form S-1 (File No. 333-71909) of Flycast Communications Corporation, and of our report dated February 3, 1999 relating to the financial statement schedule appearing elsewhere in the Registration Statement on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 13, 1999


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